Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Godfrey R. Sullivan, Chairman, President and Chief Executive Officer (Principal Executive Officer) of Splunk Inc. (the “Company”), and David F. Conte, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1. Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 9, 2015

/s/ Godfrey R. Sullivan	/s/ David F. Conte
Godfrey R. Sullivan	David F. Conte

Chairman, President and Chief Executive Officer	Chief Financial Officer

(Principal Executive Officer)	(Principal Financial and Accounting Officer)